Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-29185 and 333-223149) and on Form S-8 (Nos. 333-03957, 333-85542, 333-85546, 333-142985, 333-167123 and 333-198050) of The Williams Companies, Inc. of our report dated February 22, 2018 relating to the financial statements of Gulfstream Natural Gas System, L.L.C., which appears in this Current Report on Form 8-K of The Williams Companies, Inc.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
May 3, 2018